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                                                                    Exhibit 10.1

                         YORK INTERNATIONAL CORPORATION

                  AMENDED AND RESTATED 2002 OMNIBUS STOCK PLAN

1.      ESTABLISHMENT AND PURPOSE

         York International Corporation hereby establishes the YORK INTERNATIONAL CORPORATION 2002 OMNIBUS STOCK PLAN (the "Plan"). The Plan permits the grant of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance awards, dividend equivalents and other stock units or any combination of the foregoing.

        The purpose of the Plan is to promote the growth and profitability of York International Corporation (the "Company") by (i) providing directors, certain officers and other employees of the Company and its subsidiaries with incentives to improve stockholder value and contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

2.      DEFINITIONS

        "Cause" means the termination of employment of an employee for (i) providing the Company with materially false representations relied upon by the Company in furnishing information to stockholders, a stock exchange or the Securities and Exchange Commission, (ii) maintaining an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed to the Company, (iii) misconduct causing a serious violation by the Company of state or federal laws, (iv) theft of Company funds or assets, or (v) conviction of a crime involving moral turpitude.

        "Change in Control" shall mean

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (c) hereof; or

        (b) Individuals who, as of the date of the most recent amendment hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the most recent amendment hereof whose election, or nomination for election by the Company's shareholders, was

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approved by a vote of at least a majority of the directors then comprising the
Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

        (c) Consummation of a reorganization, merger or consolidation involving the Company or any subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) either (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

        (d)     A complete liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor statue.

        "Disability" means the inability to perform the duties assigned by the Company to the participant by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

        "Fair Market Value" of a share of the Company's Common Stock for any purpose shall mean the closing price of the Common Stock on the exchange where the Common Stock is principally traded. If the Common Stock is not traded on an exchange, but is traded in the over-the-counter market, Fair Market Value on the relevant date shall mean the last sale price reported by the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), if the Common Stock is included in the National Market System or the average of the closing bid and asked

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prices reported on the preceding day on which such prices were reported. If the
Common Stock is not traded on an exchange or reported by NASDAQ, the Board of Directors shall determine Fair Market Value. In the case of incentive stock options, the Board's determination shall conform to the Treasury Regulations under Section 422 of the Code.

        "Retirement" means termination of employment on or after the date the participant either attains 62 years of age or attains 55 years of age and completes 5 years of service or a retirement with the approval of the Board of Directors.

        "Subsidiary" and "subsidiaries" mean only a corporation or corporations within the meaning of the definition of "subsidiary corporation" provided in
Section 424(f) of the Code, or any successor thereto of similar import.

3.      ADMINISTRATION

        The Plan shall be administered by the Compensation Committee appointed by the Board of Directors, which shall be composed of not less than two directors of the Company who are both "non-employee directors" and "outside directors." "Non-employee directors" shall have the meaning set forth in Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") and "outside directors" shall have the meaning set forth in Treasury Regulation Section 1.162-27(e)(3) or any successor rule.

        The Committee shall, consistent with the provisions of the Plan, be authorized to (i) select persons to participate in the Plan, (ii) determine all terms, conditions and restrictions of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify, extend or renew outstanding grants, accept the surrender of outstanding grants and substitute new grants, provided that no such action shall be taken with respect to any outstanding grant which would adversely affect the participant without his consent, and further provided that, except for adjustments pursuant to Section 15, neither the Board of Directors nor the Committee shall have the authority to reprice any stock option granted under this Plan or to accept the surrender of an outstanding option in consideration for the issuance of a new option with a lower exercise price unless such repricing or issuance has previously been approved by the stockholders of the Company, (iv) interpret the Plan and (v) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Subject to the overall limitation on the number of shares of Common Stock available under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations. The Committee may permit the deferred delivery of any shares of Common Stock under this Plan, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

        Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders and the participants in the Plan. The

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validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

        Notwithstanding anything to the contrary herein, the Board of Directors may, in its sole discretion, at any time and from time to time resolve to administer the Plan. In such event, the term "Committee" used herein shall be deemed to mean the Board of Directors.

4.      SHARES AVAILABLE FOR THE PLAN; ANNUAL LIMIT ON GRANTS

        The shares of Common Stock with respect to which grants may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares. Subject to adjustments as provided in Section 15, as of any date the total number of shares of Common Stock with respect to which awards may be granted under the Plan shall be equal to 2,000,000 shares, provided that the number of restricted shares awarded under the Plan may not exceed 3% of the total number of shares of Common Stock outstanding at the time of any such award. Subject to adjustments as contemplated by Section 15, no person may be granted more than 300,000 restricted shares or stock appreciation rights, or options to purchase more than 300,000 shares, during any one calendar year. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated or canceled as to any shares, the shares subject to such grants shall thereafter be available for further grants under the Plan unless such shares would not be deemed available for future grants pursuant to Rule 16b-3. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed to have been granted for purposes of determining the number of shares of Common Stock available for grant under the Plan.

5.      PARTICIPATION

        Participation in the Plan shall be limited to directors, officers (including directors who are officers of the Company), and other employees of the Company and its subsidiaries who are recommended by the officers and selected by the Committee. Only directors who are not officers or employees of the Company shall be eligible to participate in Section 7 of the Plan. No director who is not an officer of the Company shall be eligible to participate, except pursuant to Section 7.

          Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

        Stock options, restricted share awards, stock appreciation rights or any combination thereof may be granted to such persons and for such number of shares as the Committee shall determine, subject to the limitations in Section 4. A grant of any type made in any one year to an eligible employee shall neither guarantee nor

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preclude a further grant of that or any other type to such employee in that year or subsequent years.


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6.      STOCK OPTIONS

        Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The options granted shall be subject to the following terms and conditions:

        (a) Price. The price per share payable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted. Except for adjustments pursuant to
Section 15, the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a new option with a lower exercise price unless previously approved by the stockholders of the Company.

        (b) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired. Payment may be made in cash or, unless otherwise determined by the Committee, in shares of Common Stock (by either actual delivery of shares or by attestation) or a combination of cash and shares of Common Stock. The Fair Market Value of shares of Common Stock delivered on exercise of options shall be determined on the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be previously owned shares acceptable to the Committee. A Participant may elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

         Unless otherwise determined by the Committee, a participant may also deliver Common Stock of the Company, including shares acquired upon exercise of the option, in satisfaction of any amount the Company is required to withhold for taxes in connection with the exercise of an option subject, if the optionee is subject to Section 16(b) of the Exchange Act, to such restrictions as may be imposed from time to time by the Securities and Exchange Commission to comply with Section 16(b). An election to deliver Common Stock to pay withholding taxes must be made on or before the date the amount of tax to be withheld is determined and once made will be irrevocable. The withholding tax obligation that may be paid by the withholding or delivery of shares may not exceed the statutory minimum withholding for federal, state and local tax obligations in connection with the exercise of the option or the sale of shares received upon exercise of the option. The Fair Market Value of the shares to be withheld or delivered will be the Fair Market Value on the date as of which the amount of tax to be withheld is determined.

        (c) Term of Options. The term during which each option may be exercised shall be determined by the Committee, provided that upon a Change in Control, all outstanding options shall automatically become immediately exercisable. In no event shall an option be exercisable more than ten years from the date it is granted. Prior to the exercise of the option and delivery of the stock represented thereby, the optionee

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shall not have any rights to receive any dividends or be entitled to any voting rights on any stock represented by outstanding options.

        (d) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the grant date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any participant in any calendar year under this or any other plan of the Company or any related or predecessor corporation of the Company or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000 or such higher amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate fair market value shall exceed $100,000, or applicable higher amount, such options shall be treated as options which are not incentive stock options.

        The exercise price of any incentive stock option granted to a participant who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any related corporation shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such option shall not exceed five years.

        Incentive stock options can only be issued to employees of the Company.

7.      DIRECTOR STOCK OPTIONS

        Each person who is a director of the Company and who is not an officer or employee of the Company (a "non-employee director") as of immediately following the election of directors at the Company's annual stockholder meeting, or who became a non-employee director at any time within six months thereafter, shall be granted as of such date (or on the next day the New York Stock Exchange is open for trading) an option exercisable for such number of shares of Common Stock as shall be approved by the Committee.

        Each option shall terminate, and cease to be exercisable, on the earlier of the occurrence of: (i) the tenth anniversary of the date of grant of the option, or (ii) five years following the date on which the grantee is no longer a director eligible to receive options under this Section (including, but not limited to, such date as the director resigns or dies).

        The exercise price of each option granted pursuant to this Section shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted.

        Each option granted pursuant to this Section shall be exercisable as follows:

         (a) On or before the first anniversary of the date the option is granted, the option will not be exercisable with respect to any of the shares subject to the option, and

         (b) On the first anniversary of the grant date, the option will become exercisable to the extent of 25% of the shares subject to the option, and to the extent

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of an additional 25% of such shares on each subsequent anniversary of the date of grant, provided that upon a Change in Control any outstanding option shall automatically become immediately exercisable in full, in accordance with Section 15.

                In addition to the options to be granted to non-employee directors in the manner set forth above, the Committee may at any time and from time to time grant stock options to non-employee directors on such terms and conditions as the Committee may determine, subject to the provisions of Section 6 and the other applicable provisions of the Plan.

8.      RESTRICTED SHARE AWARDS

        Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time award shares of Common Stock to such participants and in such amounts and for such consideration, as it determines. Each award of shares shall specify the applicable restrictions on such shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse, or the performance or other objectives upon the achievement of which such restrictions shall lapse, with respect to all or a specified number of shares that are part of the award. The duration of such restrictions shall not be less than three years, except that, in the case of restricted shares with performance or other objectives, the duration of such restrictions shall not be less than one year. The Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any participant under the Plan only in the event of an unusual, non-recurring situation.

        Restricted shares may be issued at the time of award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If shares are issued at the time of the award, the participant may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote. If shares are issued upon lapse of restrictions, the Committee may provide that the participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to stockholders of record after the award and prior to the issuance of the shares.

        Except as otherwise provided by the Committee, upon termination of a grantee's employment due to death or Disability during any period of restriction, all restrictions on shares awarded to such grantee shall lapse. Except as otherwise provided by the Committee, on termination of a grantee's employment for any other reason (including Retirement), all restricted shares subject to awards made to such grantee shall be forfeited to the Company.

        The Committee may designate whether any award being granted to any grantee is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code section 162(m). The performance measures that may be used by the Committee for such awards shall be


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based on any one or more of the following, as selected by the Committee: fully diluted earnings per share, Corporate or Division earnings before interest and taxes (with or without a pro forma charge for the cost of capital) in absolute dollars or as a percentage of sales, revenue, sales, profit after tax, gross profit, operating profit, unit volume, return on equity, changes in working capital, return on capital, cash flow, total shareholder return, return on net capital employed, average net capital as a percent of sales, manufacturing efficiency, new product development project milestone dates, information technology systems implementation project milestone dates, cost of quality, and purchase price variance. For awards under this Section 8 intended to be "performance-based compensation," the grant of the awards and the establishment of the performance measures shall be made during the period required under Code section 162(m).

9. STOCK APPRECIATION RIGHTS

        The Committee may grant stock appreciation rights, entitling the grantee to receive, in cash or stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an exercise price established by the Committee that shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The stock appreciation rights shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

10.     WITHHOLDING OF TAXES

        The Company may permit or require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash or, unless otherwise determined by the Company, in shares of Company Common Stock valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes. In the event of a transfer of an option pursuant to Section 12, the grantee shall remain liable for any tax required to be withheld.

11.     WRITTEN AGREEMENT

        Each person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

12.     TRANSFERABILITY

        To the extent required to comply with Rule 16b-3 and in any event in the case of an incentive stock option, no option or restricted share award granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and

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distribution, or as permitted by this Section 12. The Committee may, in its discretion, authorize all or a portion of the options granted to a participant to be transferred to:

         (a) a member of the participant's family;

         (b) a trust or trusts for the exclusive benefit of members of the participant's family;

         (c) a family partnership, family limited partnership, or family limited liability partnership or company;

         (d) a charitable or non-profit organization, trust or foundation under
Section 501(c)(3) of the Code; or

         (e) such other person or entity as the Committee may in its discretion permit.

        An option may be exercised only by the grantee thereof, his permitted transferee or his or her guardian or legal representative. Subsequent transfers of options transferred pursuant to this Section 12 shall be prohibited except those by will or the laws of descent and distribution. Following any permitted transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and such options shall be exercisable by the transferee only to the extent and for the periods that they would have been exercisable by the participant.

13.     LISTING AND REGISTRATION

        If the Company determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any option or restricted share award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part and no restrictions on such restricted share award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

        Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange.

14.     TRANSFER OF EMPLOYEE

        Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.


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15.     ADJUSTMENTS; BUSINESS COMBINATIONS

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, share exchange, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by outstanding options, stock appreciation rights and restricted share awards made under the Plan, and in the exercise price of outstanding options and stock appreciation rights.

        In the event of any Change in Control, all outstanding options, stock appreciation rights and restricted share awards shall vest and shall be exercisable notwithstanding any restriction on vesting or exercise, at a date to be determined by the Committee not later than the effective date of the transaction.

16.     TERMINATION AND MODIFICATION OF THE PLAN

        The Board of Directors, without further approval of stockholders may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with Rule 16b-3, or if such modification would materially increase the benefits to participants under the Plan, materially increase the number of securities which may be issued under the Plan, or materially modify the requirements for participation in the Plan. Except with the approval of the Company's stockholders, no modification may be made to the provisions of Section 3 or Section 6(a) concerning the repricing of any outstanding stock option. The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

17.     LIMITATION ON BENEFITS

        With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.     EFFECTIVE DATE; TERMINATION DATE

        The Plan is effective as of May 23, 2002,, as amended and restated May 31, 2002. Unless previously terminated, the Plan shall terminate at the close of business on May 23, 2012, ten years from the effective date.


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